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                                                                    EXHIBIT 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-02453) of Northrop Grumman Corporation of our report dated January 31, 1996 relating to the combined financial statements of Electronic Systems (a unit of Westinghouse Electric Corporation), which appears in the Current Report on Form 8-K/A for Northrop Grumman Corporation dated May 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



Price Waterhouse LLP

Baltimore, Maryland

June 3, 1996